EX-99.B-77Q1(a)

                 WADDELL & REED ADVISORS GLOBAL BOND FUND, INC.

SUB-ITEM 77Q1  Exhibits
(a)

               Amendment to Bylaws filed by EDGAR on October 18, 2000, as Exhibit EX-99.B(b)h2bylaw3amend to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (incorporated by reference herein).

               Amendment to Bylaws filed by EDGAR on October 18, 2000, as Exhibit EX-99.B(b)h2bylaw4amend to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A (incorporated by reference herein).